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                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Metric Partners Growth Suite Investors, L.P., a California Limited Partnership (the "Partnership"), on Form 10-Q for the quarter ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas P. Lydon, Jr., as President & Chief Executive Officer of SSR Realty Advisors, Inc., managing partner of Metric Realty, managing partner of Metric Partners Growth Suite Investors, L.P., and William A. Finelli, as Managing Director and Chief Financial Officer of SSR Realty Advisors, Inc., managing partner of Metric Realty, managing partner of Metric Partners Growth Suite Investors, L.P., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

 /s/ Thomas P. Lydon, Jr.
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President & Chief Executive Officer
August 13, 2002

 /s/ William A. Finelli
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Managing Director & Chief Financial Officer
August 13, 2002

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.